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                                                                    EXHIBIT 23.5

               [LETTERHEAD OF SCHELL & HOGAN, LLP APPEARS HERE]



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-00000) and related Prospectus of Premier Bancshares, Inc. for the registration of 1,094,717 shares of its common stock and to the incorporation therein of our report dated February 25, 1998, with respect to the financial statements of Frederica Bank and Trust for the years ended December 31, 1997 and 1996, and our report dated September 24, 1998, with respect to the unaudited financial statements of Frederica Bank and Trust, as of June 30, 1998 and 1997 and for the six months then ended.


                                        Schell & Hogan, LLP


                                        /s/ Schell & Hogan, LLP
                                        ------------------------------


                                        Certified Public Accountants


September 30, 1998
St. Simons Island, Georgia